EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Imation Corp.
     Registrations on Form S-8 and Form S-4


We are aware that our report dated October 30, 1997 on our reviews of the interim consolidated financial information of Imation Corp. (the Company) for the three and nine months ended September 30, 1997 and 1996, and included in the Company's Form 10-Q for the quarter ended September 30, 1997, is incorporated by reference in the Company's Registration Statements on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277 and 333-35591) and on Form S-4
(Registration No. 333-28837). Pursuant to Rule 436(c), under the Securities Act of 1933, this report should not be considered part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                 /s/ COOPERS & LYBRAND L.L.P.

                                 COOPERS & LYBRAND L.L.P.






Minneapolis, Minnesota
November 14, 1997